UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2025

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on September 1, 2025, Air Lease Corporation, a Delaware corporation (the “Company” or “Air Lease”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sumisho Air Lease Corporation Designated Activity Company (formerly known as Gladiatora Designated Activity Company), an Irish private limited company (“Parent”), and Takeoff Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and subject to the conditions contained in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent. Parent is a new holding company established by Sumitomo Corporation, a Japanese corporation (“Sumitomo”), SMBC Aviation Capital Limited, a company incorporated with limited liability in Ireland (“SMBC AC”), affiliates of Apollo Capital Management, L.P. (“Apollo”) and affiliates of Brookfield Asset Management Ltd. (“Brookfield” and, together with Apollo, SMBC and Sumitomo, the “Equity Investors”).

Explanatory Note

On October 15, 2025, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A (the “Preliminary Proxy Statement”) in connection with the special meeting of the Company’s Class A common stockholders scheduled to be held on December 18, 2025 (the “Special Meeting”) to, among other things, consider and vote on a proposal to adopt and approve the Merger Agreement. On November 4, 2025, the Company filed with the SEC a definitive proxy statement on Schedule 14A (as supplemented from time to time, the “Definitive Proxy Statement”), which the Company first mailed to its Class A common stockholders on or about November 7, 2025. The Company is filing this Current Report on Form 8-K to update and supplement the Definitive Proxy Statement.

On November 12, 2025, a purported Class A common stockholder of the Company (the “Delaware Plaintiff”) filed a lawsuit against the Company and each member of the Company’s Board of Directors in the Court of Chancery in the State of Delaware (the “Delaware Complaint”). The Delaware Complaint, captioned Bingham v. Air Lease Corp., C.A. No. 2025-1308-BWD (Del. Ch. 2025), asserts claims under Delaware law for breach of fiduciary duties against each member of the Company’s Board of Directors related to alleged materially misleading and/or incomplete disclosures in the Definitive Proxy Statement concerning the Company’s financial projections, the analyses conducted by J.P. Morgan, discussions about post-transaction employment and prior representations by the Company’s legal advisor of Brookfield. The Delaware Plaintiff also seeks a preliminary injunction to prevent the Company from proceeding with holding the Class A common stockholder vote on the Merger Agreement at the Special Meeting.

On November 24, 2025, two purported Class A common stockholders of the Company filed separate lawsuits against the Company and each member of the Company’s Board of Directors in the Supreme Court of the State of New York in New York County (the “New York Complaints” and together with the Delaware Complaint, the “Complaints”). The New York Complaints, captioned Williams v. Air Lease Corp., No. 659969/2025 (N.Y. Sup. Ct. 2025) and Thomas v. Air Lease Corp., No. 659966/2025 (N.Y. Sup. Ct. 2025), respectively, each assert claims under New York common law for negligent misrepresentation and concealment and general negligence, concerning the Definitive Proxy Statement, including allegedly misleading and/or incomplete disclosures concerning the Company’s financial projections, the analyses conducted by J.P. Morgan, discussions about post-transaction employment and concurrent representations by the Company’s financial advisor and its affiliates of Appollo and its affiliates. The New York Complaints also seek to enjoin the merger until supplemental disclosures to the Definitive Proxy Statement are made.

The Company has also received multiple demand letters from counsel representing purported Class A common stockholders of the Company since the filing of the Preliminary Proxy Statement on October 15, 2025. These demand letters allege that the Preliminary Proxy Statement or the Definitive Proxy Statement violates applicable federal or state law and contains materially misleading and/or incomplete disclosures concerning, among other things, the Company’s financial projections, the analyses conducted by the Company’s financial advisors, the personal or business relationships between the directors and executives of the Company and those of the Equity Investors and the prior representations by the Company’s legal advisor of Brookfield. These demand letters request that the Company issue supplemental disclosures to the Definitive Proxy Statement.

While the Company believes that the disclosures in the Definitive Proxy Statement comply fully with all applicable laws, denies the allegations in the Complaints described above and believes they are without merit, in order to moot the allegations and any potential claims regarding disclosures, avoid nuisance and possible expense and business delays, and provide additional information to its Class A common stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to the Complaints’ and the demand letters’ allegations with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Complaints and the various demand letters that any additional disclosure was or is required or material.

Supplemental Disclosures

The Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used in the Supplemental Disclosures that are not defined herein have the meanings set forth in the Definitive Proxy Statement. All page references in the Supplemental Disclosures are to pages in the Definitive Proxy Statement. Paragraph references in the Supplemental Disclosures refer to paragraphs in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. The information herein speaks only as of November 28, 2025, unless (and then only to the extent) the information indicates another date applies. For clarity, new text within restated portions of the Definitive Proxy Statement is indicated by bold typeface and underlining, and deleted passages are indicated by ~~bold strikethrough text~~.

The disclosure in the section titled “The Merger – Opinion of the Company’s Financial Advisor” beginning on page 60 of the Definitive Proxy Statement, is hereby amended as follows:

The subsection titled “Selected Transactions Analysis” starting on page 64 of the Definitive Proxy Statement is amended by replacing the subsection in its entirety with the following (new text is underlined and bold):

Selected Transactions Analysis

Using publicly available information, J.P. Morgan examined selected sales transactions involving selected target companies engaged in businesses which J.P. Morgan judged, based on its experience, to be analogous to the business of the Company. For each of the selected transactions for which data was available, J.P. Morgan divided the price paid for the applicable target company by the book value of such target company (such ratio also referred to as P/BV). Specifically, J.P. Morgan reviewed the following transactions:

Announcement Date	Acquiror	Target	P/BV
Sep-24	Avolon	Castlelake (portfolio)	0.98x
Aug-23	AviLease	Standard Chartered’s aircraft leasing business	1.36x
Nov-22	Macquarie AirFinance	ALAFCO (portfolio)	0.87x
May-22	SMBC AC	Goshawk	0.95x
Dec-21	Carlyle Aviation	AMCK Aviation (portfolio)	N/A
Mar-21	Carlyle Aviation	FLY Leasing	0.66x
Mar-21	AerCap	GECAS	0.80x
Nov-19	Marubeni / Mizuho	Aircastle	1.17x
Sep-19	Tokyo Century	Aviation Capital Group	1.11x
Jun-18	Goshawk	Sky Aviation Leasing International Limited	N/A
Apr-17	DAE	AWAS	1.09x
Oct-16	Avolon	CIT Commercial Air	1.23x
Sept-15	Bohai Leasing	Avolon	1.67x
Mar-15	Macquarie	AWAS (portfolio)	N/A
Dec-13	AerCap	ILFC	0.75x
Oct-12	MUFJ Lease & Finance	Jackson Square Aviation	1.43x
Jan-12	Sumitomo / SMFG	RBS Aviation Capital	N/A
Aug-11	FLY Leasing	Global Aviation Asset Management	1.00x

None of the selected transactions reviewed was identical to the proposed merger. Certain of these transactions may have characteristics that are materially different from those of the proposed merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed merger.

Based on the results of this analysis, and after excluding the transactions for which the P/BV ratio was not available and taking into account such other factors J.P. Morgan considered appropriate, J.P. Morgan selected a P/BV reference range of 0.66x to 1.67x. J.P. Morgan then applied this reference range to the Company’s BVPS of $65.96, as of June 30, 2025 calculated pro forma for publicly announced cash contingent and possessed insurance settlement proceeds to recover losses relating to aircraft detained in Russia. This resulted in implied equity value of $43.55 to $110.15 (in each case, rounded to the nearest $0.05) per share of Class A Common Stock, compared to the merger consideration of $65.00 per share of Class A Common Stock.

The subsection titled “Dividend Discount Analysis” starting on page 65 of the Definitive Proxy Statement is amended by replacing the subsection in its entirety with the following (new text is underlined and bold):

Dividend Discount Analysis

J.P. Morgan conducted a dividend discount analysis to determine a range of equity values for the Class A Common Stock based on 114.6 million fully diluted shares outstanding provided by the Company’s management, assuming the Company continued to operate as a standalone entity. The range was determined by adding the present value of an estimated future dividend stream for the Company over an eight-year period from 2025 through 2032, using the Air Lease Projections (as defined below) provided by the management of the Company (as discussed more fully in the section entitled
“—Certain Projected Financial Information” beginning on page 69 of this proxy statement) and the present value of an estimated terminal value of the shares of Class A Common Stock at the end of 2032. J.P. Morgan used the perpetuity growth method to calculate the range of terminal values based on a terminal value growth rate of 1.50% to 2.50% ~~(among other terminal year assumptions)~~. The range of terminal values was then discounted to present values as of June 30, 2025 using a range of discount rates from 8.50% to 9.50%, which were chosen by J.P. Morgan based upon ~~an analysis~~ J.P. Morgan’s estimate of the cost of equity of the Company, taking into account macroeconomic assumptions, estimates of risk, the Company’s capital structure and other factors that J.P. Morgan considered to be appropriate in its experience and professional judgment.

This analysis implied an equity value of $58.30 to $75.20 (in each case, rounded to the nearest $0.05) per share of Class A Common Stock as of June 30, 2025, compared to the merger consideration of $65.00 per share of Class A Common Stock.

The disclosure in the section titled “The Merger – Certain Projected Financial Information” beginning on page 69 of the Definitive Proxy Statement, is hereby amended as follows:

The Company, as a matter of course, does not publicly disclose long-term forecasts or internal projections as to future financial performance, earnings, or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with the Air Lease Board’s evaluation of the merger, the Company’s management provided to J.P. Morgan and Parent certain unaudited prospective financial information relating to the Company on a standalone basis for the fiscal years ending December 31, 2025 through December 31, 2028, and extrapolations of certain forecasts for the fiscal years ending December 31, 2029 through December 31, 2032 ~~(the “Air Lease Projections”)~~, which we refer to as the Preliminary Projections (as defined below) and the Air Lease Projections (as defined below). The Air Lease Projections were provided to J.P. Morgan by the Company for its use and reliance in connection with its financial analyses and opinion, as more fully described in the section entitled “—Opinion of the Company’s Financial Advisor” beginning on page 60.

The summary of the Preliminary Projections and the Air Lease Projections below is not included to influence the decision of Class A Common Stockholders whether to vote to approve the merger or any other proposal to be considered at the special meeting, but is provided solely because ~~it was~~ such summary projections were made available to the Air Lease Board and J.P. Morgan in connection with the merger. The inclusion of the below information should not be regarded as an indication that any of the Company or its respective advisors or other representatives or any other recipient of this information considered, or now considers, to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numerical specificity, the Preliminary Projections and the Air Lease Projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, among others, the factors described in the sections entitled “Cautionary Statement Concerning Forward-Looking Information” and “Where You Can Find Additional Information.”

The Preliminary Projections and the Air Lease Projections also reflect assumptions as to certain business decisions that are subject to change and subjective judgment that is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the Preliminary Projections and the Air Lease Projections and the underlying estimates and assumptions will be realized. In addition, since the Preliminary Projections and the Air Lease Projections cover multiple years, this information by its nature becomes less predictive with each successive year. The Preliminary Projections and the Air Lease Projections constitute “forward-looking statements” and actual results may differ materially and adversely from those projected, and important factors that may affect actual results and cause the Preliminary Projections and the Air Lease Projections to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described in the sections entitled “Cautionary Statement Concerning Forward-Looking Information” and “Where You Can Find Additional Information.”

The Preliminary Projections and the Air Lease Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Further, the Preliminary Projections and the Air Lease Projections include non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors, senior management or a financial advisor in connection with a proposed business combination such as the merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Air Lease Board or the Company’s senior management or financial advisors in connection with their evaluation of the merger. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in the Preliminary Projections and the Air Lease Projections to the relevant GAAP financial measures. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the Preliminary Projections and the Air Lease Projections, nor have they expressed any opinion or any other form of assurance on this information or its achievability. The report of the independent registered public accounting firm to the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this proxy statement, relates to historical financial information of the Company, and that report does not extend to the Preliminary Projections and the Air Lease Projections and should not be read to do so.

Furthermore, the Preliminary Projections and the Air Lease Projections do not take into account any circumstances or events occurring after the date that the Company’s management prepared them. The Company can give no assurance that, had it prepared the Preliminary Projections and the Air Lease Projections as of the date of this proxy statement, it would use similar estimates and assumptions. Except as applicable securities laws require, the Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Preliminary Projections and the Air Lease Projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the merger under GAAP, or to reflect changes in general economic or industry conditions. The Preliminary Projections and the Air Lease Projections do not take into account all the possible financial and other effects on the Company of the merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed but were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Preliminary Projections and the Air Lease Projections do not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company or its respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Preliminary Projections and the Air Lease Projections or that the forecasted results will be achieved. The inclusion of the Preliminary Projections and the Air Lease Projections in this proxy statement should not be deemed an admission or representation by the Company or its respective advisors or other representatives or any other person that it is viewed as material information of the Company, particularly in light of the inherent risks and uncertainties associated with the Preliminary Projections and the Air Lease Projections.

In light of the foregoing, and considering that the special meeting will be held after the Company prepared the Preliminary Projections and the Air Lease Projections, as well as the uncertainties inherent in any forecasted information, Class A Common Stockholders are cautioned not to place undue reliance on the Preliminary Projections and the Air Lease Projections and are encouraged to review the Company’s most recent SEC filings for a description of the Company’s respective reported financial results. See the section entitled “Where You Can Find Additional Information.”

The subsection titled “Air Lease Projections” starting on page 71 of the Definitive Proxy Statement is amended by replacing the subsection in its entirety with the following (new text is underlined and bold):

The following tables sets forth a summary of the ~~Air Lease Projections~~ projected financial information for the Company, which information was prepared by Company management and reviewed with the Air Lease Board on April 21, 2025 (the “April Preliminary Projections”), May 2, 2025 (the “May Preliminary Projections”), July 26, 2025 (the “July Preliminary Projections,” and together with the April Preliminary Projections and May Preliminary Projections, the “Preliminary Projections”) and finally, on August 29, 2025 (the “Air Lease Projections”), which the Company authorized J.P. Morgan to use and rely upon the Air Lease Projections for the Company in connection with its financial analyses and its opinion issued in connection with the proposed merger, as more fully described in the section entitled “—Opinion of the Company’s Financial Advisor.” The Preliminary Projections and Air Lease Projections were necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to the Company as of the dates on which Company management prepared the presentations. Accordingly, the results of the financial analyses differed due to changes in those conditions and other information.

The revenue projections included in the Preliminary Projections and the Air Lease Projections were determined using a bottom-up, aircraft level build using the Company’s expected aircraft delivery schedule. Among other factors, the Preliminary Projections and Air Lease Projections for fiscal years 2025-2028 reflected the Company’s contracted rental rates for both its existing fleet as well as the placed portion of its orderbook at the time the projections were created, and assumed that lease rates on lease extensions and unplaced orders would be approximately in line with the Company’s recent placement levels at the time the projections were created, which reflected marked improvement in market conditions since the COVID-19 pandemic.

The projected financial information for fiscal years 2025-2028, and subsequent extrapolations for fiscal years 2029-2032, included in the Preliminary Projections and the Air Lease Projections, assumed an improvement in the interest rate environment based on market interest rate expectations and the forward interest rate curve as of the date of such projections, as well as an assumption for current market conditions to persist and no major disruptions in the aviation sector as discussed in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. As they relate to projecting the Company’s expenses, among other factors, the projected financial information for fiscal years 2025-2028 assumed that the Company’s current depreciation policies under GAAP and debt capital structure remain consistent with past practice.

The following unaudited Preliminary Projections and Air Lease Projections should not be regarded as an indication that the Company considered, or now considers, them to be predictive of actual future performance or events, or that they should be construed as financial guidance, and the Preliminary Projections and the Air Lease Projections for the Company do not take into account any circumstances or events occurring after the date such projections were prepared.

April Preliminary Projections

Among other factors, the April Preliminary Projections for fiscal years 2025-2028 reflected the Company’s contracted rental rates for both its existing fleet as well as the placed portion of its orderbook, and assumed that lease rates on lease extensions and unplaced orders are approximately in line with recent placement levels at the time the April Preliminary Projections were created. The April Preliminary Projections for fiscal years 2025-2028 also assumed $1.5 billion of assumed annual aircraft sales at gains of at least 10%.

As they relate to projecting the Company’s expenses, among other factors, the April Preliminary Projections for fiscal years 2025-2028 assumed the Company’s continuation of its 2.50x adjusted net debt / equity target. The April Preliminary Projections for fiscal years 2025-2028 also assumed interest expense on new debt issuances would benefit from declining interest rates, reflecting market interest rate expectations as of April 2025, and the Company would maintain credit spreads at the low end of its prior 36 months’ trading range. Additionally, the April Preliminary Projections for fiscal years 2025-2028 assumed a one-time reduction in overhead expenses in 2026 followed by moderate growth in future years. Finally, the April Preliminary Projections for fiscal years 2025-2028 assumed the receipt of $612 million of insurance proceeds, which is nonrecurring in nature.

The extrapolations for fiscal years 2029-2032 assumed a gradual expansion of Return on Average Common Equity, or ROACE, to 9.0% in 2032 to be within the range of the Company’s assumed cost of capital, compared to the Company’s projected ROACE of 6.6% in fiscal year 2026 and 6.3% in fiscal year 2027.

	April Preliminary Projections ($ in millions, excluding per share amounts)
	Forecast				Extrapolation
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenues	$2,847	$2,971	$3,115	$3,388
Net Income to Common(1)	$948	$510	$508	$684	$707	$764	$827	$897
After Tax Insurance Recovery	$493
Adj. Net Income to Common(2)	$455	$510	$508	$684	$707	$764	$827	$897
Adj. Earnings per Share(3)	$4.09	$4.58	$4.56	$6.15
NBV of Flight Equipment ($ in billions)	$28.1	$29.0	$30.0	$31.7
Total Assets ($ in billions)	$32.3	$33.2	$34.4	$36.4	$38.0	$39.5	$40.7	$41.5
Adj. ROACE(4)	6.7%	6.6%	6.3%	8.1%	7.9%	8.1%	8.5%	9.0%

(1)	Net Income to Common defined as net income less preferred stock dividends.
(2)	Adjusted Net Income to Common defined as net income attributable to common equity excluding the impact of Russia insurance proceeds.
(3)	Excludes the impact of Russia insurance settlements in 2025E.
(4)	Return on Average Common Equity.

May Preliminary Projections

In preparing the May Preliminary Projections, the Company made certain updates to the financial projections for fiscal years 2025-2028, which were provided to J.P. Morgan for use in connection with its presentation to the Air Lease Board on May 2, 2025. The May Preliminary Projections for fiscal years 2025-2028 assumed certain financial data and forecasting changes, among other factors, including an increase in the insurance settlement from $612 million in the April Preliminary Projections to $727 million. Additionally, the May Preliminary Projections increased the revenue and earnings impacts associated with aircraft sales in fiscal years 2026-2028: gains on aircraft sales were assumed to be a constant 13% in 2026-2028 (whereas the April Preliminary Projections had included gains of at least 10%), and the annual yield on sold aircraft was assumed to be 12.0%. In addition to these changes to the financial data, forecasting and aircraft sale assumptions, the May Preliminary Projections also assumed reduced interest expense reflecting market interest rate expectations as of May 2025, and a reduction in expenses to reflect Steven Udvar-Házy’s recently announced retirement. In the aggregate, these and other updates increased forecasted revenues in 2026 to $2.983 billion, versus $2.971 billion in the April Preliminary Projections, and increased forecasted net income to common stockholders in 2026 to $568 million, versus $510 million in the April Preliminary Projections.

The extrapolations for fiscal years 2029-2032 assumed a gradual expansion of ROACE to 9.0% in 2032 to be within the range of the Company’s assumed cost of capital, compared to the Company’s projected ROACE of 7.3% in fiscal year 2026 and 7.1% in fiscal year 2027.

	May Preliminary Projections ($ in millions, excluding per share amounts)
	Forecast				Extrapolation
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenues	$2,833	$2,983	$3,131	$3,357
Net Income to Common(1)	$1,051	$568	$569	$732	$680	$735	$795	$862
After Tax Insurance Recovery	$585
Adj. Net Income to Common(2)	$466	$568	$569	$732	$680	$735	$795	$862
Adj. Earnings per Share(3)	$4.18	$5.10	$5.10	$6.57
NBV of Flight Equipment ($ in billions)	$28.1	$28.8	$29.7	$30.5
Total Assets ($ in billions)	$32.2	$33.0	$33.9	$35.0	$36.6	$38.0	$39.1	$39.9
Adj. ROACE(4)	6.9%	7.3%	7.1%	8.9%	7.9%	8.1%	8.5%	9.0%

(1)	Net Income to Common defined as net income less preferred stock dividends.
(2)	Adjusted Net Income to Common defined as net income attributable to common equity excluding the impact of Russia insurance proceeds.
(3)	Excludes the impact of Russia insurance settlements in 2025E.
(4)	Return on Average Common Equity.

July Preliminary Projections

In preparing the July Preliminary Projections, the Company made certain updates to the financial projections for fiscal years 2025-2028, which were provided to J.P. Morgan for use in connection with its presentation to the Air Lease Board on July 26, 2025. The July Preliminary Projections for fiscal years 2025-2028 assumed certain financial data and forecasting changes based on information available to the Company as of July 2025, among other factors, including adjustments to the timing of future aircraft sales, future market interest rates, updated committed orderbook delivery schedule and costs, and timing of forecasted debt issuances. Additionally, gain on aircraft sales were adjusted to 13.5% in each of 2025 and 2026 (versus 11.0% and 13.0%, respectively, included in the May Preliminary Projections) to reflect contracted aircraft sales at that time.

The extrapolations for fiscal years 2029-2032 assumed a gradual expansion of ROACE to 9.3% in 2032 to be within the range of the Company’s assumed cost of capital, compared to the Company’s projected ROACE of 7.3% in fiscal year 2026 and 8.0% in fiscal year 2027.

	July Preliminary Projections ($ in millions, excluding per share amounts)
	Forecast				Extrapolation
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenues	$2,971	$3,125	$3,264	$3,485
Net Income to Common(1)	$1,083	$568	$641	$766	$786	$805	$822	$838
After Tax Insurance Recovery	$585
Adj. Net Income to Common(2)	$502	$568	$641	$766	$786	$805	$822	$838
Adj. Earnings per Share(3)	$4.41	$4.99	$5.62	$6.70
NBV of Flight Equipment ($ in billions)	$29.6	$30.4	$31.1	$31.9
Total Assets ($ in billions)	$33.9	$34.8	$35.5	$36.5	$37.4	$38.3	$39.0	$39.8
Adj. ROACE(4)	7.4%	7.3%	8.0%	9.3%	9.4%	9.3%	9.3%	9.3%

(1)	Net Income to Common defined as net income less preferred stock dividends.
(2)	Adjusted Net Income to Common defined as net income attributable to common equity excluding the impact of Russia insurance proceeds.
(3)	Excludes the impact of Russia insurance settlements in 2025E.
(4)	Return on Average Common Equity.

Air Lease Projections (August 29, 2025)

~~The Air Lease Projections for fiscal years 2025-2028 and subsequent extrapolations for fiscal years 2029-2032 assume an improvement in the interest rate environment, based on market interest rate expectations / forward interest rate curve as of August 2025, as well as an assumption for current market conditions to persist and do not contemplate any major disruptions in the aviation sector as discussed in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.~~

~~The revenue projections included in the Air Lease Projections were determined using a bottom-up, aircraft level build using the Company’s expected delivery schedule. Among other factors, the Air Lease Projections for fiscal years 2025-2028 reflect the Company’s contracted rental rates for both its existing fleet as well as the placed portion of its orderbook, and assume that lease rates on lease extensions and unplaced orders are approximately in line with recent placement levels at the time the Air Lease Projections were created, which reflect marked improvement in market conditions since the COVID-19 pandemic. The Air Lease Projections for fiscal years 2025-2028 also assume the continuation of the robust gain on sale margins that had recently been obtained by the Company, with $1.5 billion of assumed annual aircraft sales at 13% assumed gains.~~

~~As they relate to projecting the Company’s expenses, among other factors, the Air Lease Projections for fiscal years 2025-2028 assume that the Company’s current depreciation policies (per GAAP) and debt capital structure remain consistent with past practice, including the continuation of the Company’s 2.50x adjusted net debt / equity target. The Air Lease Projections for fiscal years 2025-2028 also assume interest expense on new debt issuances benefit from declining interest rates, reflecting market interest rate expectations as of August 2025, and the Company maintaining credit spreads at the low end of their last 36 months’ trading range. Additionally, the Air Lease Projections for fiscal years 2025-2028 assume moderate growth in operating expenses after removing any one-time items as well as the continuation of the Company’s existing preferred equity in its capital structure. Finally, the Air Lease Projections for fiscal year 2025 assume the receipt of $736 million of insurance proceeds, which is nonrecurring in nature.~~

In preparing the Air Lease Projections, the Company made certain updates to the financial projections for fiscal years 2025-2028, which were provided to J.P. Morgan for use in connection with its presentation to the Air Lease Board at a meeting on August 29, 2025. The Air Lease Projections for fiscal years 2025-2028 assumed certain financial data and forecasting changes, among other factors, including updating interest rate assumptions to account for changes in market interest rate expectations / forward interest rate curve as of August 2025, and an increase in the expected Russia aircraft insurance settlement from $727 million included in the July Preliminary Projections to $736 million. The Air Lease Projections also assumed a continuation of the Company’s 2.50x adjusted net debt / equity target. Additionally, adjustments were made to the timing of future aircraft deliveries and costs to reflect the Company’s latest expected delivery schedule at that time. Relatedly, the Company’s forecasted debt issuances were adjusted to correspond with the updated aircraft delivery and sales schedules.

The extrapolations for fiscal years 2029-2032 assumed a gradual expansion of ROACE to 9.4% in 2032 to be within the range of the Company’s assumed cost of capital ~~were created based on the assumption that the Company would maintain profitability, as measured by Return on Average Common Equity, or ROACE, at approximately the midpoint of its cost of equity capital range~~, which represents an assumed increase relative to the Company’s projected ROACE of 7.7% in fiscal year 2026 and 8.1% in fiscal year 2027. They also assume the Company continues to invest in its asset base by purchasing incremental aircraft.

The following Air Lease Projections were used by J.P. Morgan in connection with its financial analyses and opinion.

~~The following unaudited Air Lease Projections should not be regarded as an indication that the Company considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and the Air Lease Projections for the Company do not take into account any circumstances or events occurring after the date it was prepared.~~

	Air Lease Projections ($ in millions, excluding per share amounts)
	Projections					Extrapolation
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenues	$3,034	$3,112	$3,283	$3,491
Net Income to Common (1)	$1,108	$594	$648	$758	$788	$806	$823	$840
After Tax Insurance Recovery	$587
Adj. Net Income to Common (2)	$521	$594	$648	$758	$788	$806	$823	$840
Adj. Earnings per Share (3)	$4.54	$5.16	$5.62	$6.55
NBV of Flight Equipment ($ in billions)	$29.6	$30.1	$31.5	$31.9
Total Assets ($ in billions)	$33.9	$34.5	$36.0	$36.6	$37.5	$38.3	$39.1	$39.9
Adj. ROACE (4)	7.7%	7.7%	8.1%	9.3%	9.4%	9.4%	9.4%	9.4%

(1)	Net Income to Common defined as net income less preferred stock dividends.
(2)	Adjusted Net Income to Common defined as net income attributable to common equity excluding the impact of Russia insurance proceeds.
(3)	Excludes the impact of Russia insurance settlements in 2025E.
(4)	Return on Average Common Equity.

The disclosure in the section titled “The Merger – Background of the Merger” beginning on page 38 of the Definitive Proxy Statement, is hereby supplemented with the following additional disclosure:

Skadden has historically represented and currently represents (i) Sumitomo Corporation and/or certain of its subsidiaries (the “Sumitomo Entities”), (ii) Sumitomo Mitsui Financial Group and/or certain of its subsidiaries (the “SMFG Entities”), but not SMBC AC, (iii) Apollo Global Management, Inc. (“AGM”), Apollo Asset Management, Inc. (“AAM”), AAM’s subsidiaries, and certain funds, accounts, and other entities owned (in whole or in part), controlled, managed, or advised by affiliates of AAM (collectively, the “Apollo Funds,” together with AGM, AAM, and AAM’s subsidiaries, but excluding portfolio companies of the Apollo Funds, the “Apollo Entities”), and (iv) Brookfield Corporation and certain of its affiliated private equity funds (the “Brookfield Entities”), in each case on matters unrelated to Air Lease and the merger. Over the last two years, Skadden has advised such entities on various public and non-public matters, including multiple publicly disclosed M&A transactions. Certain of these representations were undertaken concurrently with Skadden’s representation of the Company in connection with the merger.

The fees billed by Skadden for these other representations of the Brookfield Entities for 2024 and for the period from January 1, 2025 to October 31, 2025 were less than 1% of the total revenues of Skadden during such periods. The fees billed by Skadden for these other representations of (i) the Sumitomo Entities, (ii) the SMFG Entities and (iii) the Apollo Entities were, in the aggregate for all such entities, less than 1% of the total revenues of Skadden for such periods. The fees billed by Skadden for its representation of the Company and its subsidiaries represented less than 0.05% of the total revenues of Skadden for 2024 and 0% of the total revenues of Skadden from January 1, 2025 to October 31, 2025. Skadden expects to bill the Company for fees in connection with the merger, the amounts of which have not yet been quantified, but which are expected to represent less than 0.5% of the total revenues of Skadden during such periods.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the merger, including regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger, or that the required approval of the Merger Agreement by the holders of the Company’s Class A common stock may not be obtained; (ii) the business of Air Lease may suffer as a result of uncertainty surrounding the merger and there may be challenges with employee retention as a result of the pending merger; (iii) the Merger Agreement contains restrictions on Air Lease’s ability to incur additional debt, which may negatively impact its liquidity and ability to maintain its investment grade ratings; (iv) the merger may involve unexpected costs, liabilities or delays; (v) legal proceedings have and may continue to be initiated related to the merger; (vi) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vii) an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement); and (viii) other risk factors as detailed from time to time in Air Lease’s reports filed with the SEC, including Air Lease’s Annual Report on Form 10-K for the year ended December 31, 2024, and Air Lease’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, which are available on the SEC’s website (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties may emerge from time to time, and it is not possible for Air Lease to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. Air Lease expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect actual results or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, Air Lease filed with the SEC the Definitive Proxy Statement on Schedule 14A on November 4, 2025 relating to the Special Meeting and the Company has and may continue to file other relevant materials with the SEC in connection with the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain the Definitive Proxy Statement, as well as other filings containing information about Air Lease, free of charge, from the SEC’s website (www.sec.gov). Investors may also obtain Air Lease’s SEC filings in connection with the merger, free of charge, by directing a request to Air Lease’s Attention: Investor Relations, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, CA 90067.

Participants in the Merger Solicitation

Air Lease and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding Air Lease’s directors and executive officers is available in its definitive proxy statement for its 2025 annual meeting of stockholders filed with the SEC on March 18, 2025. Additional information regarding the interests of the participants in the proxy solicitation were included in the Definitive Proxy Statement. These documents can be obtained free of charge from the sources indicated above. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: November 28, 2025	/s/ Carol H. Forsyte
Carol H. Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer